Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO COMPASS DIVERSIFIED HOLDINGS OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SECOND AMENDED AND RESTATED TRUST AGREEMENT OF COMPASS DIVERSIFIED HOLDINGS, DATED AS OF DECEMBER 6, 2016, AS AMENDED FROM TIME TO TIME, AND THE SHARE DESIGNATION WITH RESPECT TO THE SHARES REPRESENTED BY THIS GLOBAL SECURITY. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number 1	Initial Number of Series B Preferred Shares 4,000,000

CUSIP 20451Q 302 ISIN US20451Q3020

COMPASS DIVERSIFIED HOLDINGS

7.875% Series B Preferred Shares

(Liquidation Preference as specified below)

COMPASS DIVERSIFIED HOLDINGS, a Delaware statutory trust (the “Trust”), hereby certifies that CEDE & CO. (the “Holder”), is the registered owner of the number shown on Schedule I hereto of the Trust’s designated 7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares, with a Series B Liquidation Preference of $25.00 per share (the “Series B Preferred Shares”). The Series B Preferred Shares are fully paid and the Holder of such Series B Preferred Shares will have no obligation to make payments or contributions to the Trust solely by reason of its ownership of such Series B Preferred Shares. The Series B Preferred Shares are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Share Designation of the Trust with respect to the Series B Preferred Shares, as the same may be further amended from time to time (the “Share Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Second Amended and Restated Trust Agreement of the Trust (the “Trust Agreement”), as amended by the Share Designation. The Trust will provide a copy of the Share Designation to a Series B Holder without charge upon written request to the Trust at its principal place of business. In the case of any conflict between this certificate and the Share Designation, the provisions of the Share Designation shall control and govern.

Reference is hereby made to the provisions of the Series B Preferred Shares set forth on the reverse hereof and in the Share Designation and the Trust Agreement, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate or a beneficial interest therein, the Series B Holder or any holder of a beneficial interest therein is bound by the Share Designation and the Trust Agreement and is entitled to the benefits thereunder.

Unless the Transfer Agent has properly countersigned this certificate, the Holder of this certificate and the Series B Preferred Shares represented hereby shall not be entitled to any benefits under the Share Designation or the Trust Agreement, and this certificate shall not be valid or obligatory for any purpose.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Trust by a Regular Trustee of the Trust this 13th day of March, 2018.

COMPASS DIVERSIFIED HOLDINGS

By:	/s/ Ryan J. Faulkingham
Name: Ryan J. Faulkingham
Title: Regular Trustee

[Signature Page to 7.875% Series B Preferred Share Certificate]

COUNTERSIGNATURE

These are Series B Preferred Shares referred to in the within-mentioned Share Designation.

Dated: March 13, 2018

Broadridge Corporate Issuer Solutions, Inc., as Transfer Agent

By:	/s/ Michael Golightly
Name: Michael Golightly
Title: Operations Supervisor

[Signature Page to 7.875% Series B Preferred Share Certificate]

REVERSE OF CERTIFICATE FOR SERIES B PREFERRED SHARES

Cumulative distributions on each Series B Preferred Share shall be payable at the applicable rate provided in the Share Designation.

The Trust shall furnish without charge to each Series B Holder who so requests a summary of the authority of the Sponsor to determine variations for future series within a class of Shares and the Share Designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of capital issued by the Trust and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series B Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

And irrevocably appoints:

as agent to transfer the Series B Preferred Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE I

COMPASS DIVERSIFIED HOLDINGS

Global Series B Preferred Share

7.875% Series B Preferred Share

Certificate Number:

The number of Series B Preferred Shares initially represented by this global Series B Preferred Share Certificate shall be 4,000,000. Thereafter the Transfer Agent shall note changes in the number of Series B Preferred Shares evidenced by this global Series B Preferred Share Certificate in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Shares Represented by this Global Series B Preferred Share Certificate	Amount of Increase in Number of Shares Represented by this Global Series B Preferred Share Certificate	Number of Shares Represented by this Global Series B Preferred Share Certificate following Decrease or Increase	Signature of Authorized Officer of Transfer Agent